Exhibit 10.2

FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED

CREDIT AND TERM LOAN AGREEMENT

FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AND TERM LOAN AGREEMENT, dated as of June 27, 2024 (this “Amendment”), among AREIT OPERATING PARTNERSHIP LP (f/k/a Black Creek Diversified Property Operating Partnership LP), a Delaware limited partnership (the “Company”) and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement (as defined below).

WHEREAS, the Company, the Designated Borrowers from time to time party thereto, the Administrative Agent, and the Lenders and L/C Issuers from time to time party thereto are parties to that certain Third Amended and Restated Credit and Term Loan Agreement, dated as of November 22, 2021 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”); and

WHEREAS, the Applicable Authority with respect to Canadian Dollars has made a public statement identifying the Scheduled Unavailability Date for the Relevant Rate for Canadian Dollars, and the Administrative Agent and the Company have agreed, pursuant to Section 3.03(c) of the Credit Agreement, to amend the Credit Agreement solely for the purpose of replacing such Relevant Rate, and, in connection therewith, the Administrative Agent has determined that certain Conforming Changes are necessary or advisable, subject to the terms and conditions of this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendments to the Credit Agreement.
1.1Amendment to Definition of Alternative Currency Term Rate.  Clause (b) of the definition of “Alternative Currency Term Rate” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)  denominated in Canadian Dollars, the rate per annum equal to the forward-looking term rate based on CORRA as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion) (the “Term CORRA Rate”) on the Rate Determination Date with a term equivalent to such Interest Period plus the Term CORRA Adjustment for such Interest Period; and

1.2New Definition of CORRA.  Section 1.01 of the Credit Agreement is hereby amended by adding thereto the following definition of “CORRA” in the appropriate alphabetical order:

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

1.3Amendment to Definition of Relevant Rate.  The definition of “Relevant Rate” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars, SOFR and Term SOFR, (b) Sterling, SONIA, (c) Euros, EURIBOR, and (d) Canadian Dollars, the Term CORRA Rate, as applicable.

1.4New Definition of Term CORRA Adjustment.  Section 1.01 of the Credit Agreement is hereby amended by adding thereto the following definition of “Term CORRA Adjustment” in the appropriate alphabetical order:

“Term CORRA Adjustment.”  means (i) 0.29547% (29.547 basis points) for an Interest Period of one-month’s duration and 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.

1.5New Definition of Term CORRA Rate. Section 1.01 of the Credit Agreement is hereby amended by adding thereto the following definition of “Term CORRA Rate” in the appropriate alphabetical order:

“Term CORRA Rate” has the meaning specified in in the definition of “Alternative Currency Term Rate”.

1.6Amendment of Section 2.10(a).  Section 2.10(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for Alternative Currency Loans shall be made on the basis of a year as set forth on Schedule 2.10 for such Alternative Currency and actual days elapsed.  All other computations of fees and interest, including those with respect to Daily SOFR Loans shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be prima facie evidence thereof.

1.7Addition of New Schedule 2.10.  Exhibit A to this Amendment is hereby added to the Credit Agreement as Schedule 2.10.
SECTION 2.  Conditions of Effectiveness.  This Amendment shall become effective at 5:00 p.m. Eastern time on the fifth Business Day after the Administrative Agent shall have posted this Agreement to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to this Amendment (the “Effective Time”).
SECTION 3.  [Reserved].
SECTION 4.  Costs and Expenses.  The Company acknowledges and agrees that its payment obligations set forth in Section 10.04 of the Credit Agreement include the reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other documentation contemplated hereby (whether or not this Amendment becomes effective or the transactions contemplated hereby are consummated and whether or not a Default or Event of Default has occurred or is continuing), including, but not limited to, the reasonable fees, charges and disbursements of Arnold & Porter Kaye Scholer LLP, counsel to the Administrative Agent.
SECTION 5.  Ratification.
(a)Except as herein agreed, the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Borrowers.  Each Borrower hereby (i) confirms and agrees that it has no defense, counterclaim or offset of any kind whatsoever with respect to the Obligations, and (ii) affirms and admits the validity and enforceability of the Amended Credit Agreement and the other Loan Documents.
(b)This Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Administrative Agent or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future against any Person under or in connection with the Credit Agreement, the Amended Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.
SECTION 6.  Modifications.  Neither this Amendment, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto.
SECTION 7.  References.  The Borrowers acknowledge and agree that this Amendment constitutes a Loan Document. Each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Credit Agreement as modified hereby and as the Amended Credit Agreement may in the future be amended, restated, supplemented or modified from time to time.
SECTION 8.  Execution.  This Agreement is a Communication.  This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the provisions of Section 10.17 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.
SECTION 9.  Successors and Assigns.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 10.  Severability.  If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 11.  Governing Law.  THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
SECTION 12.  Headings.  Section headings in this Amendment are included for convenience of reference only and shall not affect the interpretation of this Amendment.
SECTION 13.  Entire Agreement.  THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures Pages Immediately Follow]

IN WITNESS WHEREOF, the Company and the Administrative Agent have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

COMPANY:

AREIT OPERATING PARTNERSHIP LP (f/k/a Black Creek Diversified Property Operating Partnership LP),
a Delaware limited partnership

By: Ares Real Estate Income Trust Inc. (f/k/a Black Creek
Diversified Property Fund Inc.), a Maryland

corporation, its general partner

By: /s/ Lainie Minnick

Name: Lainie Minnick

Title: Partner, Head of Debt Capital Markets

[Signature Page to Fourth Amendment to AREIT Credit Agreement]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Taelitha Bonds-Harris

Name: Taelitha Bonds-Harris

Title: Vice President

[Signature Page to Fourth Amendment to AREIT Credit Agreement]

EXHIBIT A

A-1